Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
…………..
(Form Type)
FIRST AMERICAN FINANCIAL CORPORATION
……………………………………………………..
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	5.450% Senior Notes due 2034	Rule 457(o) and 457(r)	$ 450,000,000	99.673%	$ 448,528,500	0.00014760	$66,203

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$448,528,500		$66,203

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$66,203
(1) The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2) Calculated in accordance with Rule 457(r) of the Securities Act. This “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” in the registrant’s registration statement on Form
S-3ASR
filed with the U.S. Securities and Exchange Commission on September 19, 2024 (File
No. 333-282208).

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